UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 11, 2007
                Date of report (Date of earliest event reported)


                             GLOBAL PHARMATECH, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


       33-0976805                                         33-0976805
(Commission File Number)                       (IRS Employer Identification No.)


                              89 Ravine Edge Drive
                             Richmond Hill, Ontario
                                 Canada L4E 4J6
              (Address of Principal Executive Offices and Zip Code)


                                  905-787-8225
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

JILIN YICAOTANG PHARMACEUTICAL CO., LTD EQUITY AND CLAIM TRANSFER AGREEMENT

     On May 11, 2007, Jilin Tian Yao Science and Technology Limited Company ("JTY"), a wholly-owned subsidiary of Global Pharmatech, Inc entered into an Equity and Claim Transfer Agreement (the "Transfer Agreement") with Mr. Daojun Wang ("Mr. Wang") pursuant to which JTY agreed to sell to Mr. Wang (i) JTY's 95% equity interest in Jilin Yicaotang Pharmaceutical Co., Ltd ("JYP"), consisting of 9,500,000 shares of JYP (the "Interest") and (ii) the 9,780,000 Renminbi ("RMB") debt owed to JTY by JYP (the "Claim"). JYP is in the business of liquid dose medicine manufacturing and sales. As of May 17, 2007 the exchange rate between the U.S. Dollar and the Chinese Renminbi was approximately $1.00 =7.7628 RMB.

     The purchase price for the Interest and the Claim is 9,000,000 RMB and is payable in installments as follows:

     (i)    500,000 RMB by May 14, 2007;
     (ii)   500,000 RMB by May 30, 2007;
     (iii)  1,000,000 RMB by November 30, 2007;
     (iv)   1,000,000 RMB by May 30, 2008;
     (v)    1,000,000 RMB by November 30, 2008;
     (vi)   1,000,000 RMB by May 30, 2009;
     (vii)  1,000,000 RMB by November 30, 2009;
     (viii) 1,000,000 RMB by May 30, 2010;
     (ix)   1,000,000 RMB by November 30, 2010; and
     (x)    1,000,000 RMB by May 30, 2011.

     In the event that Mr. Wang is unable to make a payment on its respective due date, the Transfer Agreement provides that JTY shall charge Mr. Wang 0.5% on the past due balance. If Mr. Wang is unable to make a payment within six months of its due date, JTY will be entitled to reclaim the portion of the Interest that has not yet been paid for as well as a corresponding portion of the Claim then held by Mr. Wang.

     The transfer of the Interest and the Claim is expected to take place on or prior to June 14, 2007. Following the transfer of the Interest, the Interest will be used as collateral for the remaining purchase price payment of 8,500,000 RMB. Until such time as the purchase price has been paid in full, Mr. Wang shall not be permitted to transfer all or any part of the Interest. Following the transfer of the Interest to Mr. Wang, Mr. Wang shall be responsible for all of the liabilities and claims of YCT.

STOCK PLEDGE AGREEMENT

     On May 11, 2007, Mr. Wang, as Pledgor and JTY as Pledgee entered into a Stock Pledge Agreement (the "Stock Pledge Agreement") pursuant to which Mr. Wang agreed that following the transfer of the Interest to him that he would pledge

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the  Interest  to JTY as  collateral  to secure his  obligation  to pay the then remaining 8,500,000 RMB portion of the purchase price for the Interest and the Claim. The Stock Pledge Agreement shall be in effect until Mr. Wang has paid, in full, his obligations under the Transfer Agreement. The Stock Pledge Agreement is irrevocable.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     10.10 Jilin Yicaotang Pharmaceutical Co., Ltd Equity and Claim Transfer Agreement dated May 11, 2007 between Jilin Tian Yao Science and Technology Limited Company and Daojun Wang.

     10.11 Stock Pledge Agreement dated May 11, 2007 between Daojun Wang, as Pledgor and Jilin Tian Yao Science and Technology Limited Company, as Pledgee.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     GLOBAL PHARMATECH, INC.


Date: May 17, 2007                  By: /s/ Lianqin Qu
                                       -----------------------------------------
                                    Name:  Lianqin Qu
                                    Title: President and Chief Executive Officer

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